Exhibit 10.16

                                     LEASE

This lease is made and entered into the 14th day of January 2004 by and between Southern Connecticut Bancorp, Inc., hereafter called the LESSEE, whose address is 215 Church Street, New Haven, Connecticut 06510, and the City of New London, hereafter called the LESSOR whose address is 181 State Street New London CT 06320.

WITNESSETH: The parties hereto for the consideration hereinafter mentioned covenant and agree as follows:

1. The LESSOR hereby leases unto the LESSEE approximately 4,341 square feet (s.f.) of space on the 1st floor of the former Coastal Savings Bank main office building on 15 Masonic Street in New London, herein after referred to as the "premises" for the entire lease term and any extension thereof, together with all appurtenances thereto including. parking lot for six (6) spaces and drive-up and entrance lanes included in the parcel labeled proposed Lot I as shown on Exhibit A. Plan of Land on Masonic Street and Eugene O'Neill Drive prepared for the RTC by Guerriere and Halnon, Inc. dated 1/27/95 together with the use of the right of way from Eugene ONeill Drive through proposed Lot 2 as shown on Exhibit
A. LESSOR further agrees that said lease shall include the bathrooms and employee lounge located in the basement and all improvements and fixtures of the LESSOR now located or to be located in said building and all rights to means of ingress into and egress out of the building. The parties agree that the premises shall be for the non-exclusive use of tile LESSEE as the parties recognize that access to the second and third floors, and to the vault in the basement, all pass' through the leased premises.

2. The LESSEE is to have and to hold the Premises for the term of five (5) years from the commencement date of January 1, 2004 and ending December 31, 2008.

3. LESSEE shall have right to install signs on exterior of building so long as such signs conform to sign criteria established by City of New London. Additionally, LESSOR will arrange for a directional sign for LESSEE on Eugene O'Neill Drive at right of way entrance to parking lot of the building containing the premises.

4. The LESSEE agrees, at its expense, to renovate and improve the Premises in accordance with plans to be mutually agreed upon.

5. For years one (1) through five (5), LESSEE shall pay LESSOR Rent in the amount of Forty-Five Thousand, Five Hundred and Eighty Dollars and fifty cents ($45,580.50) per year, payable in equal monthly installments on the first day of each calendar month of Three Thousand, Seven Hundred Ninety-Eight dollars and thirty eight cents ($3,798.38). Additionally, LESSEE agrees to pay 40% of taxes assessed on the building containing the premises within 30 days of receipt of a billing for such taxes, as additional rent.

Rental for occupancy of less than a full calendar month at the termination or during any partial interruption of this lease shall be prorated by dividing the monthly Rent by thirty and multiplying the resulting quotient by the number of days of occupancy.

5a Initial period of agreement:

           $10.50 x 4,341 sq. ft. = $45,580.50

The parties agree to three subsequent option periods as follows:

Option 1: years 6- 10 $11.75 X 4,341 sq. ft = $51,007
Option 2: years 11-15 $13.15 x 4,341 sq. ft = $57,085
Option 3: years 16-20 $14.75 x 4,341 sq. ft = $64,030

6. The LESSEE shall notify the LESSOR, in writing, not later than six months prior to the termination of the initial term and any subsequent terms of this lease of the LESSEE's intention to so renew.

7. If notice of intent to renew is not given, upon reasonable notice to LESSEE, LESSOR shall have the right during the last 120 days of any term to show the Premises, at reasonable times and without disturbance to LESSEES use of the Premises, to such, persons who may be interested in purchasing, leasing or otherwise acquiring an interest in the Premises.


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                                                                               2

8. The LESSOR shall furnish the following to the LESSEE: electricity; heat; air-conditioning; hot and cold running water; pest control. LESSEE agrees to pay LESSOR, as Additional Rent, 40% of the cost of utilities for the building within thirty (30) days of receipt of a billing for such utilities. LESSOR shall not be liable for any interruption, curtailment, stoppage or suspension of such utilities when necessary by reason of accident or emergency or suspension of utility services or when necessary due to repairs, alterations, replacements or improvements.

9. The Premises shall be used for operation of a full service banking main office and no other purpose whatsoever without LESSORS prior written consent. So long as LESSEE is not in default under this instrument, LESSOR shall not enter into a lease or other instrument with any person for the use of any portion of the building containing the premises to any mutual savings bank, finance company, loan business, thrift institution, commercial bank, savings and loan association or savings bank or allow a sublet or assignment for such use.

10. The LESSOR shall maintain the Premises in good repair and tenantable condition. For the purpose of so -maintaining said Premises, the LESSOR may at reasonable times, and with the approval of the authorized representative of the LESSEE in charge, inspect the same and make any necessary repairs thereof. If the LESSOR fails to do so within a reasonable time after notice from the LESSEE, the LESSEE in its discretion may make the necessary repairs and deduct the cost thereof and expenses connected therewith from the Rent due or to become due under the terms of this lease or may recover all or any portion of such cost and expenses by other appropriate means.

Any costs of repairs resulting from LESSEES negligence, or that of its officers, servants, agents or employees shall be for the sole account of LESSEE and LESSEE shall pay LESSOR all such costs that are incurred by LESSOR as Additional Rent.

Notwithstanding the foregoing, the LESSEE agrees to be responsible for the maintenance, cleanup and plowing of that portion of the parking lot referred to in Paragraph I and sidewalk areas of the building.

11. If, during the term hereof, the Premises are partially damaged by fire or other casualty, LESSOR shall repair such damage and restore the Premises to substantially their condition prior to the time of damage. If, however, during the term hereof the Premises are substantially damaged or destroyed by fire or other casualty, either party shall have the right to terminate this lease by giving written notice thereof to the other party not later than sixty (60) days after such damage or destruction. If said right is exercised, this lease shall cease as of the date of said damage or destruction. In the event neither party exercises said right, LESSOR shall restore the Premises to substantially their condition at the time of said damage or destruction, provided that if the LESSOR determines, in its opinion, that its insurance proceeds are insufficient to restore the Premises, LESSOR may, at its election, give written notice to LESSEE, within sixty (60) days after it determines the amount of its insurance proceeds, that it is terminating this lease. If said right is exercised, this lease shall terminate as of the date of said damage or destruction.

12. If all or part of the Premises becomes unfit for use as banking office space, the LESSOR shall put the same in satisfactory condition. If the LESSOR does not do so or fails to do so with reasonable diligence, the LESSEE, in its discretion, may cancel the lease provided it gives LESSOR thirty (30) days prior written notice and LESSOR does not cure said condition within said thirty (30) day period provided that if said condition cannot be cured with due diligence within said thirty (30) day period, the LESSOR may have longer time to cure so long as LESSOR proceeds promptly to cure the failure within said period and it prosecutes the cure to completeness with due diligence. for any period said Premises or any part thereof is unfit for the purposes leased, the Rent shall be abated in. proportion to the area leased rendered unavailable, to the LESSEE by reason of such condition effective from the date LESSOR receives written notification from LESSEE of said condition and until said condition is cured.


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                                                                               3


13. The LESSEE may not sublet all or any part of the Premises or assign this lease without the LESSORS prior written approval, which approval shall not be unreasonably withheld. The LESSEE shall not be relieved from any obligation under the lease by reason of any such subletting or assignments.

14. The LESSEE shall have the right at any time during the continuance of this lease, or within thirty (30) days after its termination to sever, remove or otherwise dispose of all property owned by the LESSEE and placed on the Premises by the LESSEE during the duration of this lease, provided that any damage to the Premises caused by such removal shall be repaired by the LESSEE.

15. At the expiration or other termination of this lease, the LESSEE will surrender the Premises in as good condition as that existing at the time of entering upon the same under this lease, except for reasonable use and wear thereof, damage by the elements, fire or other unavoidable casualties and except for any alterations or additions which may have been made by the LESSOR or by the LESSEE with the written consent of the LESSOR and which were made with the understanding that they would not be removed by the LESSEE.

16. If at the expiration or termination of this -lease, the LESSEE shall hold over for any reason. The tenancy of the LESSEE thereafter shall be from month to month.

17. At all times during the term of the lease and occupancy of the Premises by LESSEE, LESSEE shall maintain at its sole expense, comprehensive public liability insurance with not less than one million dollars combined single limit coverage on an occurrence basis. All insurance policies required hereunder shall name LESSOR as an insured. LESSEE shall provide LESSOR with certificates of insurance evidencing that the required insurance is in full force and effect and, within thirty (30) days before any such insurance expires, other certificates evidencing its renewal. No policy shall be cancelable or subject to reduction of coverage except upon thirty (30) days prior written notice to LESSOR.

18. If the whole Premises or substantially all of the Premises shall be lawfully taken by condemnation or eminent domain. This lease shall cease as of the date title vests in the condemning authority. If 10% or more of the Premises, but less than the whole or substantially all of the Premises, be taken by condemnation or eminent domain, either party may, at its option, terminate this lease by giving notice to the other within ninety (90) days after the date of taking. This lease shall terminate on the date such notice shall be given. Upon a partial taking and this lease continuing in force, the Rent shall be adjusted according to the rentable area remaining.

In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be and remain the sole and exclusive property of the LESSOR and LESSEE shall not be entitled to, any portion of such award, judgment or settlement received by LESSOR from such condemning authority. LESSEE, however, may pursue its own claim against condemning authority for any damage or award submitted under the laws of the State of Connecticut to be paid to the LESSEE without diminishing or reducing the award, judgment or settlement received by LESSOR.

19. LESSEE shall not permit any mechanic's lien or other lien or charge to be filed against the Premises by reason of any act of LESSEE. If any such mechanic's lien or other lien or charge is filed against any portion of the Premises, LESSEE shall, at its expense, immediately cause the same to be discharged of record. In the event of default of LESSEE, the LESSOR may recover all costs necessary to release said lien including damages and reasonable attorneys' fees as additional rent.

20. The LESSEE represents it has not dealt with any real estate agent or broker in connection with this lease and agrees to indemnify the LESSOR and hold it harmless against the claims of any other broker(s) arising out of its actions.

21. In addition to any other default specified herein, the following shall constitute a default under this lease: any failure by LESSEE or LESSOR to observe or perform any of the other terms, covenants, and conditions of this lease and said failure continues for thirty (30) days or more after receipt of written notice from the other party specifying the failure and demand that it be cured, provided that if said failure cannot with due diligence be


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                                                                               4

wholly cured within the thirty (30) day period, the LESSOR or the LESSEE, as the case may be, may have longer time to cure so long as the party proceeds promptly to cure the failure within said period and prosecutes the cure to completion with due diligence. Upon the occurrence of a default by the other party, either party at its option, may terminate this lease by giving thirty (30) days written notice. If either party terminates this lease as herein provided, then, in that event, the LESSOR may reenter and repossess the leased premises and may recover possession thereof in the manner prescribed by the statute relating to summary process; no reentry and repossession of the leased premises shall be deemed to absolve or discharge the LESSEE from the performance of its obligations hereunder.

22. Notices from the LESSEE to the LESSOR shall be sufficient if delivered to the LESSOR or if placed with the United States Postal Service certified mail, postage prepaid, addressed to the LESSOR at the address shown in this lease. Notices from the LESSOR to the LESSEE shall be sufficient if delivered or placed with the United States Postal Service, certified mail, postage prepaid addressed to the LESSEE at the address shown in this lease. The address of either party for purposes of this paragraph may be changed by giving notice to the other party of such change pursuant hereto.

23. No change in ownership shall be binding upon the LESSEE unless and until the LESSEE has been famished either with the original instrument evidencing such transfer or a true copy thereof

24. This lease shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

25. No prior stipulation, agreement or understanding, verbal or otherwise, of the parties hereto or their agents shall be valid or enforceable unless embodied in the provisions of this lease.

26. After the execution of this lease by both parties, the renovation and improvements to the leased premises as called for in paragraph 4, shall be completed by the LESSEE.

27. The LESSEE shall not be responsible for any payments or reimbursements under this lease except those expressly provided herein.

28. This lease is subordinate to any mortgage which has been or may from time to time hereafter be placed against the lease premises, and subordinate. also to any and all renewals, modification, consolidation and replacements thereof Although no instrument or act on the part of the LESSEE shall be necessary to effectuate such subordination, upon demand by the LESSOR, the LESSEE shall forthwith execute, acknowledge and deliver to the LESSOR such instrument or instruments as the LESSOR may request for the purpose of subordinating this lease (and the interest of the LESSEE in the premises) to the lien thereof In the event of a foreclosure of any such mortgage or a sale in lieu thereof or a termination of any underlying lease, the LESSEE, so long as no default exists on its part under this lease, shall not be disturbed in its occupancy of the premises, and this lease shall continue in full force and effect with the LESSEE recognizing and attorning to the then owner of the premises as its LESSOR hereunder.

29. If the LESSOR brings suit to enforce or covenant or for the breach of any covenant of this lease, the LESSEE agrees to pay reasonable attorney's fees incurred by said LESSOR.

30. The LESSEE agrees to pay, and to protect, indemnify, defend and save harmless the LESSOR from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorney's fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever arising from (i) wrongful act or negligence of the LESSEE, its agents, assigns, servants, employees, licensees, invitees, guests and customers or (ii) any injury to, or the death of any person or any damage to property in the building or on any portion of the land leased hereunder by the LESSEE, its agents, assigns, servants, employees, licensees, invitees, guests and customers.


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31. Any dispute arising out of or relating to this Lease or any breach of this
Lease shall be submitted to and determined in binding arbitration. The arbitration shall be conducted before and by a single arbitrator selected by the parties. If the parties have not selected an arbitrator within ten (10) days of written demand for arbitration, the arbitrator shall be selected by the American Arbitration Association pursuant to the ten current rules of that association. The arbitrator shall have authority to fashion such just, equitable and legal relief as he, in his sole discretion, may determine. Each party shall bear all its own expenses of arbitration. All arbitration proceedings shall be conducted in the City of New London, State of Connecticut. The duty to arbitrate shall survive the cancellation or termination of this Lease. The parties agree that arbitration shall be a condition precedent to the institution of any action in any court of law.

IN WITNESS WHEREOF, the parties have: hereunto set their hands.

Signed in the presence of:                 Southern Connecticut Bancorp, Inc.

/s/                                        By: /s/ Joseph V. Ciaburri
------------------------                   -----------------------------
                                           Joseph V. Ciaburri
                                           Its Chairman & CEO, duly authorized
/s/ A. Millman
------------------------
                                           Date signed: 1/14/04

/s/ Gail R. McKissick
------------------------                   CITY OF NEW LONDON
                                           By: /s/ Richard M. Brown
                                               -----------------------------
/s/ Rae-Ellen Turbarq                      Richard M. Brown
------------------------                   Its City Manager, duly authorized

                                           Date signed: 1/14/04



State of Connecticut)
                    )ss: New Haven
County of New Haven )

     The foregoing instrument was acknowledged before me this 14th day of January 2004 by Joseph V. Ciaburri, Chairman & Chief Executive Officer, Southern Connecticut Bailcorp, Inc.

     In witness whereof I hereunto set my hand.

                                           /s/ Rosemarie A. Romano
                                           Commissioner of Superior Court
                                           NOTARY PUBLIC
                                           My commission expires


State of Connecticut)
                    )ss:
County of New London)

     The foregoing instrument was acknowledged before me this 22nd day of January 2004 by Richard M. Brown, City Manager of the City of New London.

     In witness whereof I hereunto set my hand.

                                           /s/ Gail R. McKissick
                                           Commissioner of Superior Court
                                           NOTARY PUBLIC
                                           My commission expires 4/30/04

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